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                                                            Rule 424(b)(3)
                                       Registration Statement No. 333-45101

Pricing Supplement No. 53
Dated March 16, 1999

(To Prospectus dated March 10, 1998 and
Prospectus Supplement dated March 10, 1998)


                  INTERNATIONAL LEASE FINANCE CORPORATION

                              $1,605,000,000*
                        Medium-Term Notes, Series J

Principal Amount: $100,400,000

Issue Price: $100,400,000

CUSIP: 45974VWN4

Settlement Date:        March 19, 1999

Stated Maturity (date): April 1, 2002

Interest Rate: 5.6400%

Overdue Rate (if any): Not applicable

Redeemable by the Company on or after: Not applicable

Repayable at the option of the holder on: Not applicable

Optional Reset Dates: Not applicable

Extension Periods: Not applicable

Final Maturity: Not applicable

Repurchase Price (for Original Issue Discount Notes): Not applicable

Type of Note (check one):
      Book-Entry Note  _X___
      Certificated Note____

Other Provisions:
*The aggregate principal amount of International Lease Finance Corporation Medium -Term Notes,Series J was increased from $1,000,000,000 to
 $1,250,000,000 effective
November 12, 1998 and from $1,250,000,000 to $1,605,000,000
 effective February 11, 1999.